UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2022

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-36502	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City,	MO	64106
(Address of principal executive offices)		(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
$5 Par Value Common Stock	CBSH	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Messrs. John R. Capps and W. Thomas Grant, II retired from the Board of Directors effective May 13, 2022, due to the mandatory retirement age as required pursuant to the Bylaws of the Company. Mr. Capps had been a Board member since 2000 and was a member of the Audit and Risk Committee. Mr. Grant, II had been a Board member since 1983 and was a member of the Compensation and Human Resources Committee and of the Committee on Governance/Directors.

Effective May 13, 2022, the Board of Directors appointed Messrs. Blackford F. Brauer and W. Kyle Chapman, as independent members of the Board, to fill the vacancies created by the retirements of Messrs. Capps and Grant. Messrs. Brauer and Chapman will serve Messrs. Capps' and Grant's remaining terms and positions on the Board until 2023. In addition, Mr. Brauer will serve on the Audit and Risk Committee, and Mr. Chapman will serve on the Compensation and Human Resources Committee. There are no arrangements or understandings between Messrs. Brauer and Chapman and any other person pursuant to which either was appointed to the Board, or transactions in which Messrs. Brauer and Chapman have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Messrs. Brauer and Chapman will participate in the standard compensation program for the Company's non-employee directors, described on pages 20 to 21 of the Company's definitive Proxy Statement for its 2022 annual meeting of stockholders (filed with the Securities and Exchange Commission on March 11, 2022), and their compensation will be prorated to reflect the commencement date of their service on the Board.

Mr. Brauer is President of Hunter Engineering Company, a manufacturer of capital equipment for the automotive industry. Hunter Engineering products are designed and built in the United States and used by automotive workshops in over 100 countries. Mr. Brauer earned a Master of Business Administration degree from Northwestern University and Bachelor of Arts degree in Economics from Princeton University. Mr. Brauer serves as a Director of the Donald Danforth Plant Science Center. Mr. Brauer has been a member of the Commerce Bank St. Louis Advisory Board since 2009.

Mr. Chapman is President and Board Member of Barry-Wehmiller Group, Inc., a global organization that manufactures capital equipment and provides consulting services for a broad set of industries (e.g., food & beverage, life sciences, healthcare, general industrial). In addition, Mr. Chapman serves on Barry-Wehmiller’s Board of Directors. Mr. Chapman has been with the Barry-Wehmiller Group since 2009, when he co-founded BW Forsyth Partners. He served as a strategic financial advisor to the Barry-Wehmiller Group leadership team from 2015 to 2019, while co-leading BW Forsyth Partners, and was named Barry-Wehmiller’s Interim Chief Financial Officer in early 2020, shortly before becoming President. Prior to his employment with the Barry-Wehmiller Group, Mr. Chapman gained private equity and operating experience at various companies. Mr. Chapman has a Bachelor of Science in commerce from the McIntire School of Commerce at the University of Virginia and has been a member of the Commerce Bank St. Louis Advisory Board since 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Paul A. Steiner
Paul A. Steiner
Controller (Chief Accounting Officer)
Date: May 17, 2022